UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2011

ALLIANCE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-15366	16-1276885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street

Syracuse, New York 13202

(Address of principal executive offices, zip code)

(315) 475-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Alliance Financial Corporation (“Alliance”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”) on May 10, 2011. There were 4,745,491 shares of common stock eligible to be voted at the Annual Meeting and 3,978,548 shares were represented in person or by proxy at the meeting which constituted a quorum to conduct business.

As further detailed in Alliance’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 1, 2011, there were five proposals submitted to Alliance’s shareholders at the Annual Meeting. The shareholders approved proposals 1, 2, 4 and 5 and voted for 3 years for proposal 3. The final results of voting on each of the proposals are as follows:

Proposal 1: Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Donald S. Ames	3,124,207	81,971	—
Margaret S. Ogden	3,118,613	87,565	—
Paul M. Solomon	3,119,588	86,590	—
John H. Watt, Jr.	3,117,819	88,359	—

Proposal 2: Non-Binding Advisory Resolution on the Compensation of the Named Executive Officers of Alliance

Votes For	Votes Against	Abstain	Broker Non-Vote
2,976,527	200,838	28,809	772,374

Proposal 3: Non-Binding Advisory Vote Regarding the Frequency of Voting on the Compensation of the Named Executive Officers

3 Years	2 Years	1 Year	Abstain	Broker Non-Vote
1,919,308	61,390	1,106,949	56,178	834,723

Based on the Board of Directors’ recommendation in the Proxy Statement and the voting results with respect to the frequency of the advisory vote on the compensation of the named executive officers of Alliance at the Annual Meeting, the Board of Directors determined that Alliance will hold a non-binding, advisory vote on the compensation of the named executive officers every three years.

Proposal 4: Amendment of the Certificate of Incorporation to Provide for the Annual Election of Directors

Votes For	Votes Against	Abstain	Broker Non-Vote
3,836,872	117,616	24,054	—

Proposal 5: Ratification of the Appointment of Crowe Horwath LLP as Alliance’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2011

Votes For	Votes Against	Abstain	Broker Non-Vote
3,917,748	42,334	18,465	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION
Date: May 11, 2011

	By:	/s/ J. Daniel Mohr
J. Daniel Mohr
Executive Vice President and CFO